Exhibit 10.4

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”), is entered into on November 8, 2012, between Global Eagle Acquisition Corp., a Delaware corporation (the “Company”), and each of the undersigned (severally and not jointly, each a “Purchaser”).

WHEREAS, the Company is in discussions with respect to a proposed business combination transaction (the “Transaction”) involving Row 44, Inc. (“Row44”) and Advanced Inflight Alliance AG;

WHEREAS, the parties hereto desire to enter into this Agreement to set forth certain agreements with respect to the sale and purchase of shares of the Company’s common stock, par value $0.0001 per share (“GEAC Common Stock”), upon the closing of the Transaction (the “Closing”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Backstop Purchases.

(a)                Mandatory Purchases.

(i)           Subject to the terms and conditions contained in this Agreement, in the event that, in connection with the Closing, public holders of GEAC Common Stock exercise their rights under the Company’s certificate of incorporation, as amended, to redeem shares of GEAC Common Stock, each Purchaser hereby agrees that concurrent with the Closing, it shall purchase from the Company, and the Company hereby agrees to issue and sell to such Purchaser, a number of shares of GEAC Common Stock equal to the number of shares redeemed by the Company’s public holders, multiplied by such Purchaser’s Share Percentage set forth opposite such Purchaser’s name on Schedule 1 hereto, for a purchase price of $10 per share (the “Mandatory Backstop Purchase Price”), payable by such Purchaser by wire transfer of immediately available funds; provided that the number of shares of GEAC Common Stock that such Purchaser is obligated to purchase hereunder shall not exceed 2,375,000 shares of GEAC Common Stock (the “Mandatory Purchase Cap”) multiplied by such Purchaser’s Share Percentage.

(ii)           Notwithstanding anything to the contrary in Section 1.1(a)(i) above, in the event the Company enters into Additional Backstop Purchases (as defined in Section 8(r)) and the number of shares redeemed by public holders of GEAC Common Stock is less than the aggregate of all Mandatory Purchase Caps under all Equity Backstop Agreements (the “Aggregate Mandatory Purchase Cap”), each Purchaser shall be obligated to purchase such Purchaser’s Share Percentage of such number of shares of GEAC Common Stock as is equal to (A) the quotient of the Mandatory Purchase Cap divided by the Aggregate Mandatory Purchase Cap, multiplied by (B) the number of shares redeemed by public holders of GEAC Common Stock.

(b)                Optional Purchases. Subject to the terms and conditions contained in this Agreement, in the event that, in connection with the Closing, public holders of GEAC Common Stock either (i) do not exercise their rights under the Company’s certificate of incorporation, as amended, to redeem any shares of GEAC Common Stock or (ii) exercise such rights to redeem up to, but less than 2,375,000 shares of GEAC Common Stock, each Purchaser shall have the option, exercisable in such Purchaser’s sole discretion, to purchase from the Company, and the Company hereby agrees to issue and sell to such Purchaser, concurrent with the Closing, a number of shares of GEAC Common Stock up to an amount equal to the difference between (x) 2,375,000 multiplied by such Purchaser’s Share Percentage and (y) the number of shares required to be purchased by such Purchaser pursuant to Section 1(a) above, if any, for a purchase price of $10 per share (the “Optional Backstop Purchase Price”), payable by such Purchaser by wire transfer of immediately available funds.

(c)                Fractional Shares. If any fractional share would be obligated to be purchased by a Purchaser pursuant to Section 1(a) or purchasable by a Purchaser at its option pursuant to Section 1(b), the number of shares required to be purchased by such Purchaser or purchasable at such Purchaser’s option shall be rounded up to the nearest whole share.

2.                  Procedures.

(a)                Timing of Actions. All actions taken at the Closing shall be deemed to have been taken simultaneously.

(b)               Purchase Price. At the Closing, each Purchaser shall deliver to the Company, the Mandatory Backstop Purchase Price (and, if applicable, the Optional Backstop Purchase Price) for the shares being purchased by such Purchaser against delivery of the Shares by the Company.

(c)                Certificates. At the Closing, the Company shall deliver to each Purchaser the shares purchased by such Purchaser (the “Shares”) by book entry.

(d)               Further Assurances. The parties hereto (i) shall execute and deliver such additional documents and take such additional actions as either party reasonably may deem to be practical and necessary in order to consummate the purchase and sale of the GEAC Common Stock as contemplated by this Agreement, and (ii) hereby agree that in order to effectuate the intent of this Agreement, in the event that the structure of the Transaction is such that the Company is not the surviving public company following the consummation of the Transaction (the “Revised Transaction Structure”), the obligations of each Purchaser to purchase GEAC Common Stock hereunder shall instead be obligations of such Purchaser to purchase shares of common stock from such other surviving public company that is a constituent party to the Transaction, provided, however, that the terms, conditions and economic effect of the Revised Transaction Structure are no less favorable to such Purchaser than the terms, conditions and economic effect of the structure of the Transaction contemplated in this Agreement.

(e)                Legends. Each certificate evidencing the Shares and each certificate issued in exchange for or upon the transfer of any Shares shall be stamped or otherwise imprinted with legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(f)                Registration Rights.  At the Closing, the Company and each Purchaser shall enter into a registration rights agreement relating to the Shares (the “Registration Rights Agreement”) that provides, at a minimum, for the following: (i) the Company shall be required to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) within three (3) business days of the Closing, registering the resale on a delayed or continuous basis by such Purchaser from time to time pursuant to Rule 415 of the Securities Act, of the shares of GEAC Common Stock that are acquired by such Purchaser under this Agreement (such registration statement, the “Resale Registration Statement”), which Resale Registration Statement may also register the resale of any other securities of the Company issued to or acquired by such Purchaser in the Transaction; (ii) the Company shall use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the Commission under the Securities Act within thirty (30) calendar days of the Closing (the “Required Effectiveness Date”); (iii) following the effectiveness of the Resale Registration Statement, the Company shall be required to maintain the effectiveness of the Resale Registration Statement until the later of (A) one year following the date of effectiveness of the Resale Registration Statement and (B) the date on which such Purchaser is no longer an “affiliate” of the Company (as such term is defined in Rule 405 under the Securities Act); (iv) such Purchaser shall have the right (and the Plan of Distribution section (or similar) in the Resale Registration Statement shall provide) to elect to resell any securities under the Resale Registration Statement pursuant to an underwritten public offering (an “Underwritten Deal”) and upon any such election by Purchaser, the Company shall take any and all actions and use its commercially reasonable efforts to cooperate with such Purchaser (including without limitation obtaining an opinion of counsel to the Company acceptable to the underwriters in connection with such offering) in order to facilitate such underwritten public offering; (v) such Purchaser shall have “piggyback” registration rights on any registrations effected on behalf of the Company or other stockholders of the Company, and any reductions in the number of shares to be offered pursuant to any such registrations that are determined by any underwriter to be necessary in any such offering due to market conditions (“Cutbacks”) shall be applicable to such Purchaser on a basis that is pari passu with any other securityholders of the Company (including Global Eagle Acquisition LLC) such that shares of each securityholder are cutback only on a pro rata basis; and (vi) such other terms and conditions as are contained in that certain Registration Rights Agreement dated May 12, 2011 among the Company, Global Eagle Acquisition LLC and the individuals party thereto that are not inconsistent with the foregoing, or are otherwise customary for registration rights agreements in connection with private placements of public equity securities.

3.                  Representations and Warranties of Each Purchaser.  Each Purchaser represents and warrants to the Company, with respect to itself, as follows:

(a)           Organization and Good Standing. Such Purchaser is a Massachusetts Business Trust duly organized, validly existing, and in good standing under the laws of the State of Massachusetts.

(b)           Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms. Such Purchaser has full entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Such Purchaser has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Purchaser.

(c)          Investment Representations.

(i)           Such Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

(ii)          Such Purchaser has received, has thoroughly read, is familiar with and understands the contents of this Agreement.

(iii)         Such Purchaser hereby acknowledges that an investment in the Shares involves certain significant risks. Such Purchaser acknowledges that there is a substantial risk that it will lose all or a portion of its investment and that it is financially capable of bearing the risk of such investment for an indefinite period of time. Such Purchaser has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Such Purchaser’s present financial condition is such that such Purchaser is under no present or contemplated future need to dispose of any portion of the Shares purchased hereby to satisfy any existing or contemplated undertaking, need or indebtedness. Such Purchaser’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth and the investment in the Company will not cause such overall commitment to become excessive.

(iv)        Such Purchaser acknowledges that the Shares have not been registered under the Securities Act, or any state securities act, and are being sold on the basis of exemptions from registration under the Securities Act and applicable state securities acts. Reliance on such exemptions, where applicable, is predicated in part on the accuracy of such Purchaser’s representations and warranties set forth herein. Such Purchaser acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless the Shares are registered in accordance with federal and state securities laws or there exists and Purchaser complies with an available exemption under such laws. Accordingly, such Purchaser hereby acknowledges that there can be no assurance that it will be able to liquidate its investment in the Company.

(v)         There are substantial risk factors pertaining to an investment in the Company. Such Purchaser acknowledges that it has read the information set forth above regarding certain of such risks and is familiar with the nature and scope of all such risks, including, without limitation, risks arising from the fact that the Company is an entity with limited operating history and financial resources; and such Purchaser is fully able to bear the economic risks of such investment for an indefinite period, and can afford a complete loss thereof.

(vi)        Such Purchaser has been given the opportunity to (i) ask questions of and receive answers from the Company and its designated representatives concerning the terms and conditions of the purchase of the Shares, the Company and the business and financial condition of the Company and (ii) obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to assist such Purchaser in evaluating the advisability of the purchase of the Shares and an investment in the Company. Such Purchaser further represents and warrants that, prior to signing this Agreement, it has asked such questions, received such answers and obtained such information as it has deemed necessary or advisable to evaluate the merits and risks of the purchase of the Shares and an investment in the Company. Such Purchaser is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.

(vii)       Such Purchaser understands that no federal, state or other governmental authority has made any recommendation, findings or determination relating to the merits of an investment in the Company.

(viii)      Such Purchaser acknowledges that neither the Company, nor any of its officers, directors, employees, agents or affiliates has made any representation or warranty, express or implied, regarding the Company, the Shares or otherwise, other than the representations and warranties set forth herein.

(ix)         Such Purchaser acknowledges its obligations under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the treatment of non-public information relating to the Company.

4.                  Representations and Warranties of the Company.  The Company represents and warrants to each Purchaser as follows:

(a)           Organization. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

(b)           Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company.

(c)           No Violation; Necessary Approvals. Neither the execution and delivery of this Agreement by the Company, nor the consummation or performance by the Company of any of the transactions contemplated hereby, will: (i) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under, termination, cancellation, suspension or modification of, or acceleration of performance of any obligation required under any (A) law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority enacted, adopted, promulgated or applied by any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority (collectively, “Law”), (B) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any governmental authority or arbitrator (collectively, “Order”), (C) contract or agreement, (D) permit, license, certificate, waiver, filing, notice or authorization (collectively, “Permit”) to which the Company is a party or by which it is bound or any of its assets are subject, or (E) any provision of the Company’s organizational documents as in effect at the Closing, (ii) result in the imposition of any lien, claim or encumbrance upon any assets owned by the Company; (iii) require any consent, approval, notification, waiver, or other similar action under any contract or agreement or organizational document to which the Company is a party or by which it is bound; or (iv) require any Permit under any Law or Order other than (A) required filings, if any, with the Commission and (B) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder; or (v) trigger any rights of first refusal, preemptive or preferential purchase or similar rights with respect to any of the Shares.

(d)           Authorization of the Shares. The Shares have been duly authorized and, when issued in accordance with this Agreement, the Shares will be duly and validly issued, fully paid and non-assessable and will be free and clear of all liens, claims or encumbrances, other than (i) transfer restrictions hereunder, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchasers.

5.                  Closing Conditions.

The obligation of each Purchaser to purchase shares of GEAC Common Stock under this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by each Purchaser:

(a)           The Transaction shall be consummated concurrently with the purchase of Shares.

(b)           The Company shall have delivered the Shares to such Purchaser.

(c)           The Company shall have duly executed and delivered the Registration Rights Agreement.

(d)           The representations and warranties of the Company set forth in Section 4 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Closing with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date).

(e)            No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by such Purchaser of the Shares.

6.                  Termination.

This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written consent of the Company and the Purchasers; or

(b)           automatically upon any termination of the definitive merger, acquisition or similar agreement with respect to the Transaction.

In the event of any termination of this Agreement pursuant to this Section 6, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchasers or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 6 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

7.                  Lock Up. Each Purchaser agrees that the Shares may not be sold, transferred or otherwise disposed of until six (6) months from the Closing other than any sale, transfer or assignment of Shares to a nominee or custodian of such Purchaser or an affiliated investment fund managed by Putnam Investment Management, LLC, provided that such purchaser, transferee or assignee agrees to be bound by the provisions of this Section 7.

8.                  General Provisions.

(a)           Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the Closing.

(b)           Entire Agreement.  This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(c)           Successors.  All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.

(d)           Assignments. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that each Purchaser (i) may, from time to time until the Closing, assign this Agreement or any of its rights, interests or obligations hereunder, in whole or in part, including without limitation the right or obligation to purchase up to an aggregate of 100% of the shares of GEAC Common Stock hereunder to one or more existing shareholders or strategic partners of Row44 upon delivery of prior written notice to the Company and upon execution and delivery of a joinder to this Agreement by any such assignee, and (ii) may, from time to time until the time upon which definitive documents for the Transaction have been executed and delivered, assign, in whole or in part, the right or obligation to purchase up to an aggregate of fifty percent (50%) of the shares of GEAC Common Stock hereunder to up to a maximum of three other parties that are not existing shareholders of Row44 so long as such parties are reasonably acceptable to the Company, upon delivery of prior written notice to the Company and upon execution and delivery of a joinder to this Agreement by any such assignee.  Any assignee parties described in clause (ii) of the preceding sentence that are affiliated with one another shall count as only one “party” for purposes of such clause (ii).  Any purported assignment in violation of this Section 8(d) shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. The Company hereby acknowledges that the Purchasers’ disclosure to a proposed assignee of information regarding the Company or the Transaction shall not constitute a breach of any existing confidentiality agreement between the Company and Purchaser, provided that such proposed assignee agrees to maintain the confidentiality of such information.

(e)           Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(f)           Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(g)           Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

(h)           Waiver of Jury Trial.  The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(i)           Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

(j)           Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(k)           Expenses. Each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(l)           Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(m)         Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(n)         Effectiveness. This Agreement is not effective unless and until the Company and Row44 execute and deliver definitive documents for the Transaction. Upon the execution and delivery by the Company and Row44 of such definitive documents, this Agreement shall become effective.

(o)         Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements or, unless and until the Transaction is publicly announced, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(p)         Trust Account Waiver. Each Purchaser hereby acknowledges that it is aware that the Company has established a trust account (the “Trust Account”) for the benefit of its public stockholders. Each Purchaser, for itself and its affiliates, hereby acknowledges that the Company has not agreed to pay them any fees or reimburse any of their expenses, and agrees that it or they do not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and waives any such claim it or they may have in the future as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with the Company.

(q)         Voting. Each Purchaser agrees (i) to vote any public shares of the Company’s common stock that it may acquire prior to the consummation of the Transaction in favor of the Transaction and (ii) not to seek redemption of such shares in connection with the Transaction.

(r)         Additional Company Restrictions.  From and after the effectiveness of this Agreement and continuing until the Closing, the Company shall not without the prior written consent of each Purchaser:  (a) issue, sell, grant or otherwise transfer to any person any equity securities of the Company (or any securities convertible into or exercisable for equity securities of the Company), other than (i) pursuant to the terms of the definitive merger, acquisition or similar agreements with respect to the Transaction or (ii) the sale of additional shares of GEAC Common Stock for the purpose of providing funds to the Company that will be used solely to redeem shares of GEAC Common Stock from public holders of GEAC Common Stock exercising their rights under the Company’s certificate of incorporation in connection with the consummation of the Transaction (“Additional Backstop Purchases”), provided, however, that such Additional Backstop Purchases are consummated pursuant to common stock purchase agreements (collectively with this Agreement, the “Equity Backstop Agreements”) that are substantially identical to this Agreement, including without limitation, with respect to the price paid, directly or indirectly, per share of GEAC Common Stock to be purchased or otherwise received by any purchaser in any Additional Backstop Purchase; (b) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than redemptions or purchases of shares of GEAC Common Stock at a price of not more than $10.00 per share from public holders of GEAC Common Stock; or (c) enter into any agreement, whether oral or in writing, express or implied, or engage in any plan or arrangement that provides for the payment or transfer of any consideration (whether in the form of cash, securities or any other item of value) by the Company or any subsidiary to any holder of the Company’s voting securities in connection with such holder’s agreement not to exercise any redemption rights or that is otherwise designed to stabilize or otherwise influence the price of the GEAC Common Stock.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

GLOBAL EAGLE ACQUISITION CORP.

By: /s/ James Graf___________________
Name: James Graf
Title: Chief Financial Officer

PURCHASERS:

PUTNAM CAPITAL SPECTRUM FUND
PUTNAM EQUITY FUND

By: Putnam Investment Management, LLC

By: /s/ David Glancy_____________________
Name: David Glancy
Title: Portfolio Manager

A copy of the Agreement and Declaration of Trust of each Purchaser (each, a "Trust") is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Trust as Trustees and not individually and that the obligations of or arising out of this instrument are not binding on any of the Trustees, officers or shareholders individually of each such Trust, but are binding only upon the trust property of each Trust.